UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2009

KEITHLEY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28775 Aurora Road, Cleveland, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 13, 2009, Keithley Instruments, Inc. (the “Company”) entered into an indemnification agreement with Daniel Faia, as an executive officer.

In general, the indemnification agreement provides Mr. Faia with contractual rights to indemnification and advancement or reimbursement of expenses to the fullest extend permitted under Section 1701.13 of the Ohio General Corporation Law in connection with any and all expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the officer as a result of his service to, and actions on behalf of, the Company. The Company's Code of Regulations currently provides that the Company is required to indemnify its officers and directors to the fullest extent allowable under applicable law.

The above description of the indemnification agreement does not purport to be complete and is qualified in its entirety to the form of the indemnification agreement entered into by Mr. Faia incorporated herein by reference as Exhibit 10.1. (Reference is made to Exhibit 10.2 of the Company's Current Report on Form 8-K dated December 2, 2004 (File No. 001-09965), which Exhibit is incorporated herein by reference.)

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Indemnification Agreement entered into by the Company and Daniel Faia, as an executive officer of the Company, on February 13, 2009. (Reference is made to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated December 2, 2004 (File No. 001-09965), which Exhibit is incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC.
(Registrant)

Date:	February 20, 2009	By: /s/ Mark J. Plush
Mark J. Plush
Vice President and Chief Financial Officer

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